Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Third Quarter 2023 Financial Results

CANTON, Mass., (November 9, 2023) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the third quarter ended September 30th, 2023.

Third Quarter 2023 Financial Results Summary:

•
Net revenue of $108.5 million for the third quarter of 2023, a decrease of $8.3 million compared to net revenue of $116.9 million for the third quarter of 2022. Net revenue for the third quarter of 2023 consists of:
o
Net revenue from Advanced Wound Care products of $101.4 million, a decrease of 7% from the third quarter of 2022.
o
Net revenue from Surgical & Sports Medicine products of $7.2 million, a decrease of 2% from the third quarter of 2022.
•
Net income of $3.2 million for the third quarter of 2023, compared to net income of $0.2 million for the third quarter of 2022, an increase of $3.0 million.
•
Adjusted net income1 of $5.3 million for the third quarter of 2023, compared to an adjusted net income of $5.1 million for the third quarter of 2022, an increase of $0.2 million.
•
Adjusted EBITDA of $16.0 million for the third quarter of 2023, compared to Adjusted EBITDA of $11.6 million for the third quarter of 2022, an increase of $4.4 million.

"Our third quarter revenue results were impacted by the LCD-related issues discussed on our second quarter call," said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “Notably, despite the revenue impact, we delivered significant improvements in our operating profitability and generated strong adjusted EBITDA and cash flow compared to the prior year period.”

Mr. Gillheeney, Sr. continued: “While we are pleased that the LCDs were withdrawn, we continue to navigate through the challenging environment created by their proposed adoption. We have reintroduced our 2023 financial guidance which reflects the impacts of business disruption in the third quarter, as well as our recovery activities throughout the end of the year. We expect to continue to build momentum as we close out 2023 and remain confident that we are well positioned for growth with our broad portfolio of products across all sites of care as we deliver on our mission to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

1Defined as GAAP net income (loss) adjusted to exclude the effect of amortization, restructuring charges, LCD legal fees and sales retention, write off of certain assets, facility construction project pause costs, GPO settlement fee and the resulting income taxes on these items.

Third Quarter 2023 Financial Results:

	Three Months Ended September 30,		Change
	2023	2022	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$101,357	$109,514	$(8,157)	(7%)
Surgical & Sports Medicine	7,174	7,345	(171)	(2%)
Net revenue	$108,531	$116,859	$(8,328)	(7%)

Net revenue for the third quarter of 2023 was $108.5 million, compared to $116.9 million for the third quarter of 2022, a decrease of $8.3 million, or 7%. The decrease in net revenue was driven by a decrease of $8.2 million, or 7% in net revenue for Advanced Wound Care products and a decrease of $0.2 million, or 2%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the third quarter of 2023 was $82.7 million, or 76% of net revenue, compared to $90.7 million, or 78% of net revenue for the third quarter of 2022, a decrease of $7.9 million, or 9%.

Operating expenses for the third quarter of 2023 were $74.7 million compared to $88.9 million for the third quarter of 2022, a decrease of $14.2 million, or 16%. R&D expense was $10.5 million for the third quarter of 2023, compared to $9.6 million for the third quarter of 2022, an increase of $0.9 million, or 9%. Selling, general and administrative expenses were $64.2 million for the third quarter of 2023, compared to $79.3 million for the third quarter of 2022, a decrease of $15.1 million, or 19%.

Operating income for the third quarter of 2023 was $8.1 million, compared to operating income of $1.8 million for the third quarter of 2022, an increase of $6.3 million, or 352%.

Total other expense, net, for the third quarter of 2023 was $0.4 million, compared to $0.6 million for the third quarter of 2022, a decrease of $0.2 million, or 27%.

Net income for the third quarter of 2023 was $3.2 million, or $0.02 per share, compared to net income of $0.2 million, or $0.00 per share, for the third quarter of 2022, an increase of $3.0 million, or $0.02 per share.

Adjusted net income of $5.3 million for the third quarter of 2023, compared to adjusted net income of $5.1 million for the third quarter of 2022, an increase of $0.2 million, or 4%.

Adjusted EBITDA was $16.0 million for the third quarter of 2023, compared to $11.6 million for the third quarter of 2022, an increase of $4.4 million, or 38%.

As of September 30th, 2023, the Company had $98.8 million in cash, cash equivalents and restricted cash and $67.6 million in debt obligations, compared to $103.3 million in cash, cash equivalents and restricted cash and $70.8 million in debt obligations as of December 31, 2022.

Nine Months ended September 30, 2023, Results

The following table represents net revenue by product grouping for the nine months ended September 30, 2023 and September 30, 2022, respectively:

	Nine Months Ended September 30,		Change
	2023	2022	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$312,349	$313,395	$(1,046)	0%
Surgical & Sports Medicine	21,140	21,982	(842)	(4%)
Net revenue	$333,489	$335,377	$(1,888)	(1%)

Net revenue for the nine months ended September 30, 2023 was $333.5 million, compared to $335.4 million for the nine months ended September 30, 2022, a decrease of $1.9 million, or 1%. The decrease in net revenue was driven by a decrease of $1.0 million, or less than 1%, in net revenue for Advanced Wound Care products and by a decrease of $0.8 million, or 4% in net revenue for Surgical & Sports Medicine products.

Gross profit for the nine months ended September 30, 2023 was $254.8 million, or 76% of net revenue, compared to $257.5 million, or 77% of net revenue, for the nine months ended September 30, 2022, a decrease of $2.7 million, or 1%.

Operating expenses for the nine months ended September 30, 2023 were $241.0 million, compared to $243.9 million for the nine months September 30, 2022, a decrease of $2.9 million, or 1%. R&D expense was $32.6 million for the nine months ended September 30, 2023, compared to $28.4 million in the nine months ended September 30, 2022, an increase of $4.2 million, or 15%. Selling, general and administrative expenses were $208.4 million for the nine months ended September 30, 2023, compared to $215.5 million in the nine months ended September 30, 2022, a decrease of $7.1 million, or 3%.

Operating income for the nine months ended September 30, 2023 was $13.8 million, compared to operating income of $13.6 million for the nine months ended September 30, 2022, an increase of $0.2 million, or 2%.

Total other expenses, net, for the nine months ended September 30, 2023 were $1.6 million, compared to $2.1 million for the nine months ended September 30, 2022, a decrease of $0.5 million, or 22%.

Net income of $5.5 million for the nine months ended September 30, 2023 or $0.04 per share, compared to net income of $8.0 million, or $0.06 per share for the nine months ended September 30, 2022, a decrease of $2.5 million, or $0.02, per share.

Adjusted net income for the nine months ended September 30, 2023 was $10.7 million compared to $17.3 million, for the nine months ended September 30, 2022, a decrease of $6.5 million, or 38%.

Adjusted EBITDA of $35.1 million for the nine months ended September 30, 2023, compared to an Adjusted EBITDA of $35.2 million, for the nine months ended September 30, 2022, a decrease of $0.1 million, or less than 1%.

Fiscal Year 2023 Guidance:

For the year ending December 31, 2023, the Company expects:

•
Net revenue between $433 million and $446 million, representing a decrease of approximately 1% to 4% year-over-year, as compared to net revenue of $450.9 million for the year ended December 31, 2022.
o
The 2023 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $406 million and $418 million, a decrease of 1% to 4% year-over-year as compared to net revenue of $422.2 million for the year ended December 31, 2022.
▪
Net revenue from Surgical & Sports Medicine products between $27 million and $29 million, an approximately 6% decrease to 0% increase year-over-year as compared to net revenue of $28.7 million for the year ended December 31, 2022.
•
Net income between $4 million and $9 million and adjusted net income between $11 million and $17 million.
•
EBITDA between $26 million and $37 million and Adjusted EBITDA between $40 million and $51 million.

Third Quarter Earnings Conference Call:

Financial results for the third fiscal quarter of 2023 will be reported after the market closes on November, 9th. Management will host a conference call at 5:00 p.m. Eastern Time on November 9th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company's website at investors.organogenesis.com. The webcast will be archived on the company website for one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$98,226	$102,478
Restricted cash	599	812
Accounts receivable, net	89,276	89,450
Inventory, net	27,905	24,783
Prepaid expenses and other current assets	9,567	5,086
Total current assets	225,573	222,609
Property and equipment, net	117,503	102,463
Intangible assets, net	17,101	20,789
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	42,363	43,192
Deferred tax asset, net	30,014	30,014
Other assets	1,321	1,520
Total assets	$462,647	$449,359
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term loan, net of debt issuance costs	$5,483	$4,538
Current portion of finance lease obligations	1,174	-
Current portion of operating lease obligations	13,048	11,708
Accounts payable	26,784	32,330
Accrued expenses and other current liabilities	34,993	26,447
Total current liabilities	81,482	75,023
Term loan, net of current portion and debt issuance costs	62,117	66,231
Finance lease obligations, net of current portion	2,166	-
Operating lease obligations, net of current portion	38,826	41,314
Other liabilities	1,191	1,122
Total liabilities	185,782	183,690
Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized; 132,041,164 and 131,647,677 shares issued; 131,312,616 and 130,919,129 shares outstanding at September 30, 2023 and December 31, 2022, respectively.	13	13
Additional paid-in capital	317,254	310,957
Accumulated deficit	(40,402)	(45,301)
Total stockholders’ equity	276,865	265,669
Total liabilities and stockholders’ equity	$462,647	$449,359

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$108,531	$116,859	$333,489	$335,377
Cost of goods sold	25,789	26,177	78,712	77,909
Gross profit	82,742	90,682	254,777	257,468
Operating expenses:
Selling, general and administrative	64,222	79,328	208,373	215,515
Research and development	10,470	9,575	32,610	28,367
Total operating expenses	74,692	88,903	240,983	243,882
Income from operations	8,050	1,779	13,794	13,586
Other expense, net:
Interest expense, net	(444)	(572)	(1,688)	(2,039)
Other income (expense), net	31	5	82	(19)
Total other expense, net	(413)	(567)	(1,606)	(2,058)
Net income before income taxes	7,637	1,212	12,188	11,528
Income tax expense	(4,470)	(997)	(6,675)	(3,482)
Net income	$3,167	$215	$5,513	$8,046

Net income, per share:
Basic	$0.02	$0.00	$0.04	$0.06
Diluted	$0.02	$0.00	$0.04	$0.06
Weighted-average common shares outstanding
Basic	131,312,483	130,903,160	131,230,882	129,784,890
Diluted	133,417,721	132,232,954	132,790,296	132,555,265

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net Income	$5,513	$8,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,466	4,331
Amortization of intangible assets	3,689	3,662
Reduction in the carrying value of right-of-use assets	5,964	5,483
Non-cash interest expense	321	326
Deferred interest expense	367	428
Provision recorded for credit losses	1,320	855
Loss on disposal of property and equipment	104	4,412
Adjustment for excess and obsolete inventories	4,351	7,621
Stock-based compensation	6,630	4,697
Changes in operating assets and liabilities:
Accounts receivable	(1,761)	(11,510)
Inventory	(7,473)	(7,282)
Prepaid expenses and other current assets	(4,491)	1
Operating leases	(6,282)	(5,250)
Accounts payable	(3,661)	5,261
Accrued expenses and other current liabilities	8,179	(4,061)
Other liabilities	68	39
Net cash provided by operating activities	20,304	17,059
Cash flows from investing activities:
Purchases of property and equipment	(21,040)	(23,242)
Net cash used in investing activities	(21,040)	(23,242)
Cash flows from financing activities:
Payments of term loan under the 2021 Credit Agreement	(3,281)	(938)
Payments of withholding taxes in connection with RSUs vesting	(333)	(648)
Proceeds from the exercise of stock options	-	2,070
Principal repayments of finance lease obligations	(114)	(200)
Payment of deferred acquisition consideration	-	(608)
Net cash used in financing activities	(3,728)	(324)
Change in cash, cash equivalents and restricted cash	(4,465)	(6,507)
Cash, cash equivalents, and restricted cash, beginning of period	103,290	114,528
Cash, cash equivalents, and restricted cash, end of period	$98,825	$108,021
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,896	$1,787
Cash paid for income taxes	$3,021	$974
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,146	$5,547
Right-of-use assets obtained through lease obligations	$5,138	$1,708
Shares issued for deferred acquisition consideration	$-	$828

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited) (in thousands)
Net Income	$3,167	$215	$5,513	$8,046
Interest expense, net	444	572	1,688	2,039
Income tax expense	4,470	997	6,675	3,482
Depreciation	2,544	1,456	7,466	4,331
Amortization	1,229	1,220	3,689	3,662
EBITDA	11,854	4,460	25,031	21,560
Stock-based compensation expense	2,417	1,702	6,630	4,697
Restructuring charge (1)	95	611	1,878	1,518
Legal fees (2)	1,182	-	1,182	-
Sales retention (3)	422	-	422	-
Write-off of certain assets (4)	-	4,200	-	4,200
Facility construction project pause (5)	-	632	-	632
Settlement fee (6)	-	-	-	2,600
Adjusted EBITDA	$15,970	$11,605	$35,143	$35,207
(1)
Amounts reflect employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount represents the legal fees incurred related to the recently published and withdrawn local coverage determinations, or LCDs.
(3)
Amount represents the compensation expenses related to retention for those sales employees impacted by the LCDs.
(4)
Amount reflects the disposal of certain equipment related to the Company's Canton, Massachusetts facilities.
(5)
Amount reflects the cancellation fees incurred in connection with the Company's decision to pause one of its manufacturing facility construction projects.
(6)
Amounts reflect the fee the Company paid to a group purchasing organization, or GPO, to settle previously disputed GPO fees.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited) (in thousands)		(in thousands)
Net Income	$3,167	$215	$5,513	$8,046
Amortization	1,229	1,220	3,689	3,662
Restructuring charge (1)	95	611	1,878	1,518
Legal fees (2)	1,182	-	1,182	-
Sales retention (3)	422	-	422	-
Write-off of certain assets (4)	-	4,200	-	4,200
Facility construction project pause (5)	-	632	-	632
Settlement fee (6)	-	-	-	2,600
Tax on above	(791)	(1,781)	(1,936)	(3,371)
Adjusted net income	$5,304	$5,097	$10,748	$17,287
(1)
Amounts reflect employee severance, retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount represents the legal fees incurred related to the recently published and withdrawn LCDs.
(3)
Amount represents the compensation expenses related to retention for those sales employees impacted by the LCDs.
(4)
Amount reflects the disposal of certain equipment related to the Company's Canton, Massachusetts facilities.
(5)
Amount reflects the cancellation fees incurred in connection with the Company's decision to pause one of its manufacturing facility construction projects.
(6)
Amounts reflect the fee the Company paid to a GPO to settle previously disputed GPO fees.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2023:

	Year Ending December 31,
	2023L	2023H
Net income	$4,200	$9,300
Interest expense	2,700	2,700
Income tax expense	4,700	9,700
Depreciation	9,900	9,900
Amortization	4,900	4,900
EBITDA	$26,400	$36,500
Stock-based compensation expense	9,000	9,000
Restructuring charge	3,400	3,400
LCD legal fees and sales retention	1,600	1,600
Adjusted EBITDA	$40,400	$50,500

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2023:

	Year Ending December 31,
	2023L	2023H
Net income	$4,200	$9,300
Amortization	4,900	4,900
Restructuring charge	3,400	3,400
LCD legal fees and sales retention	1,600	1,600
Tax on above	(2,700)	(2,700)
Adjusted net income	$11,400	$16,500

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2023 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company may owe rebates to the federal government prospectively on certain of its products if more than a certain percentage of the product is not administered to a patient and is discarded (wasted) by providers; (6) the Company’s ability to raise funds to expand its business; (7) the Company has incurred losses in prior years and may incur losses in the future; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (11) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (12) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2022 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com